CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 2, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of Wilshire Global Allocation Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights” and "Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 29, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 2, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014 Annual Report to Shareholders of 2015 ETF Fund, 2025 ETF Fund and 2035 ETF Fund (three series of Wilshire Variable Insurance Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 29, 2015